Exhibit 10.1

TERMINATION OF
REGISTRATION RIGHTS AGREEMENT

THIS TERMINATION OF REGISTRATION RIGHTS AGREEMENT (this “Termination”) is made effective as of the 8th day of April, 2008, by and among Gulf Western Petroleum Corporation (the “Company”), Metage Funds Limited (“Metage”), and NCIM Capital Limited (“NCIM”).  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Registration Rights Agreement (hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Company, Metage and NCIM are parties to that certain Registration Rights Agreement dated as of September 10, 2007 (the “Registration Rights Agreement”);

WHEREAS, under the Registration Rights Agreement, the Company was required to file a registration statement covering Initial Registrable Securities with the Securities and Exchange Commission (the “SEC”) on or before the Initial Filing Deadline (i.e., November 10, 2007) and cause such registration statement to be declared effective by the SEC on or before the Initial Effectiveness Deadline (i.e., February 10, 2008);

WHEREAS, the Company filed a Registration Statement on Form SB-2, File No. 333-147842 (the “Registration Statement”) on December 5, 2007 (and refiled an amended Registration Statement on February 1, 2008) pursuant to the Registration Rights Agreement, but the Registration Statement is still being reviewed by the SEC;

WHEREAS, effective February 15, 2008, the SEC enacted amendments to Rule 144 (as amended, “Rule 144”) under the Securities Act of 1933, as amended, whereby the holding period for restricted securities for non-affiliates has been shortened from one year to six months; and

WHEREAS,  in accordance with Rule 144, the six-month holding period for the resale of the Closing Shares expired on March 10, 2008, and, as such, the Company desires that the Investors (i) terminate the Registration Rights Agreement, as the Registration Period ends when the shares become eligible for resale without restriction pursuant to Rule 144 and (ii) waive, release and discharge any further obligations under the Registration Rights Agreement, including the obligation on the part of the Company to pay any Registration Delay Payments (as defined in Section 2(f)(ii) of the Registration Rights Agreement) accrued or incurred thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.           The Company, Metage and NCIM hereby agree to (i) terminate the Registration Rights Agreement, and (ii) waive, release and discharge any of their respective agreements, obligations or covenants contained in such Registration Rights Agreement (except those that expressly survive termination thereof), including, but not limited to, any obligation on the part of the Company to pay any Registration Delay Payments accrued or incurred thereunder.

2.           The Company hereby agrees to waive the delivery of an opinion of counsel of the holder in connection with a sale transaction required pursuant to Section 2.8 of the Securities Purchase Agreement.

3.           This Termination shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws and rules of such state.

4.           This Termination may be executed in counterparts, by means of original, facsimile or portable document format (pdf) signatures, each of which shall be deemed to be an original, and both of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Termination to be executed and delivered by their duly authorized representatives as of the day and year first above written.

GULF WESTERN PETROLEUM CORPORATION

By:	/ s / Donald L. Sytsma
Donald L. Sytsma
Chief Financial Officer,
Corporate Secretary and Treasurer

METAGE FUNDS LIMITED

By: Metage Capital Limited, as fund manager

By:	/ s / Tom Sharp
Tom Sharp
Investment Manager

NCIM LIMITED

By:	/s / David Coatrs
David Coatrs
Manager